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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    July 10, 2003

ABBOTT LABORATORIES
(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation)	1-2189 (Commission File Number)	36-0698440 (IRS Employer Identification No.)
100 Abbott Park Road Abbott Park, Illinois 60064-6400 (Address of principal executive offices)(Zip Code)
Registrant's telephone number, including area code: (847) 937-6100

Item 7.    Financial Statements and Exhibits

  (c)
  Exhibits.

        This exhibit is furnished pursuant to Item 9 hereof and should not be deemed to be "filed" under the Securities Exchange Act of 1934.

Exhibit No.	Exhibit
99.1	Press Release, dated July 10, 2003 (furnished pursuant to Item 9).

Item 9.    Information Provided Under Item 12 (Results of Operations and Financial Condition)

        On July 10, 2003, Abbott Laboratories announced its results of operations for the second quarter of 2003.

        Furnished as Exhibit 99.1, and incorporated herein by reference, is the news release issued by Abbott announcing its second quarter results. In that news release, Abbott uses various non-GAAP financial measures including: net earnings excluding one-time charges, diluted earnings per share excluding one-time charges, gross margin excluding one-time charges, and sales excluding the impact of foreign exchange. These non-GAAP financial measures adjust for factors that are unusual or unpredictable. Abbott's management believes the presentation of these non-GAAP financial measures provides useful information to investors regarding Abbott's results of operations as these non-GAAP financial measures allow investors to better evaluate ongoing business performance. Abbott's management also uses these non-GAAP financial measures internally to monitor performance of the businesses. Abbott, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ABBOTT LABORATORIES

	By:	/s/ THOMAS C. FREYMAN Thomas C. Freyman Senior Vice President, Finance and Chief Financial Officer
Date: July 10, 2003

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release, dated July 10, 2003 (furnished pursuant to Item 9).

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  Item 7. Financial Statements and Exhibits
  Item 9. Information Provided Under Item 12 (Results of Operations and Financial Condition)
SIGNATURE
EXHIBIT INDEX